Exhibit 107.1

Calculation of Filing Fee Tables

SF-3
(Form Type)

Mercedes-Benz Trust Leasing LLC
(Exact Name of Registrant as Specified in its Charter)

Mercedes-Benz Vehicle Trust
(Exact Name of Co-registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Asset- Backed Securities	Class [__] Asset- Backed Notes	457(s)	$(3)	100%	$ (3)	(3)	$(3)
	Exchange Note(4)	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Total Offering Amount
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fees Due

(1)	Calculated in accordance with Rule 457(s) of the Securities Act of 1933.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)
An unspecified additional amount of securities of each identified class is being registered as may from time to time be offered at unspecified prices. The depositor is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) of the Securities Act of 1933.

(4)	The Exchange Notes are not being offered to investors under this Registration Statement.
(5)	Not applicable.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Mercedes-Benz Trust Leasing LLC	424(h)	333-_____				Asset- Backed Securities	Mercedes- Benz Auto Lease Trust 20[__]-[_]	Class [__] Notes
Fee Offset Sources	Mercedes-Benz Trust Leasing LLC	424(h)	333-_____